UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Current Report on Form 8-K dated and filed on May 14, 2019, Abercrombie & Fitch Co. (the “Registrant”) reported that, on May 13, 2019, as part of its ongoing transformation efforts, the Registrant made the decision to eliminate the role of Chief Operating Officer. The Registrant also reported that, as a result, Joanne C. Crevoiserat (“Ms. Crevoiserat”), the Registrant’s Executive Vice President & Chief Operating Officer, will be leaving the Registrant on June 15, 2019, following a short transition period.
Ms. Crevoiserat and Abercrombie & Fitch Management Co., a subsidiary of the Registrant (“A&F Management” and collectively with the Registrant, the “Company”), entered into a Separation Agreement, effective June 12, 2019 (the “Separation Agreement”). Under the terms of the Separation Agreement, Ms. Crevoiserat remained a full-time, active employee of the Company and continued to be compensated during the transition period through June 15, 2019 (the “Transition Period”) at her then current base salary or an annualized rate of $925,000 (the “Crevoiserat Base Salary”). Under the terms of the Separation Agreement, since Ms. Crevoiserat executed a release of claims acceptable to the Company (the “Release”), on June 15, 2019 (the “Separation Date”) she is entitled to receive severance benefits contemplated under the terms of the Agreement entered into by A&F Management and Ms. Crevoiserat with an effective date of May 10, 2017 (the “Severance Agreement”), as modified by the Separation Agreement.
Pursuant to the Separation Agreement and the Severance Agreement, from and after the Separation Date, Ms. Crevoiserat is entitled to receive:

•	the continued payment of the Crevoiserat Base Salary in bi-weekly installments for a period of 18 months following the Separation Date;

•
reimbursement during the 18 months following the Separation Date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to Ms. Crevoiserat’s timely election of such continuation coverage and satisfaction of the additional eligibility requirements set forth in the Severance Agreement;

•
a pro-rated annual cash incentive (based on the number of days from February 3, 2019 through the Separation Date) for the fiscal year ending February 1, 2020 (“Fiscal 2019”), based on (and subject to) actual Fiscal 2019 performance under the Registrant’s Short-Term Cash Incentive Plan, which annual cash incentive would be paid (if earned based on the Company’s actual Fiscal 2019 performance) to Ms. Crevoiserat at the same time as those executive officers who are actively employed by the Company receive their annual cash incentives earned for Fiscal 2019 under the Registrant’s Short-Term Cash Incentive Plan; and

•
an additional lump-sum cash payment in the amount of $2,500,000 (less applicable tax withholdings and deductions), to be paid within 30 days following Ms. Crevoiserat’s execution of the Release (subject to Ms. Crevoiserat’s not having revoked the Release within seven days following such execution). This payment is in recognition of Ms. Crevoiserat’s significant contributions during her five years with the Company - including the operational improvements she drove to help stabilize the Company early on in her tenure, as well as the Company-wide transformation initiatives she has led to build greater agility and efficiency and embed transformation throughout the Company’s businesses. These contributions are expected to have a lasting positive impact and, thus, warrant recognition in connection with

Ms. Crevoiserat’s departure from the Company as a result of the elimination of the Chief Operating Officer role.

In the Separation Agreement, Ms. Crevoiserat and A&F Management acknowledge that the provisions of the Severance Agreement under which Ms. Crevoiserat would have been eligible to receive additional cash amounts in lieu of Ms. Crevoiserat’s then outstanding and unvested equity replacement grants and equity inducement grants as described in Ms. Crevoiserat’s offer of employment letter dated as of April 3, 2014 and executed by Ms. Crevoiserat on April 8, 2014, had been mooted by virtue of the prior vesting of such grants and such provisions no longer applied.
The performance share awards granted to Ms. Crevoiserat on March 21, 2017 and March 27, 2018, respectively, will each vest in accordance with the terms of the respective related award agreements on a pro-rata basis based on Ms. Crevoiserat’s continued employment through the Separation Date and subject to the Company’s actual performance through the end of the applicable performance period. The remaining unvested service-based promotional restricted stock units granted to Ms. Crevoiserat on March 21, 2017 will vest in accordance with the terms of the related award agreement on a pro-rata basis based on Ms. Crevoiserat’s continued employment through the Separation Date, subject to the Company’s achievement of the specified performance objective through the applicable performance period. Ms. Crevoiserat’s performance-based promotional restricted stock units will be forfeited in accordance with the terms of the related award agreement as of the Separation Date. In addition, any other remaining unvested equity awards previously granted to Ms. Crevoiserat will be forfeited in accordance with the terms of the respective related award agreements.
Under the Separation Agreement, Ms. Crevoiserat reaffirms the restrictive covenants specified in the Severance Agreement, including non-competition, non-solicitation, non-disparagement and confidentiality covenants, which remain in effect in accordance with their respective terms. The non-competition covenant prohibits Ms. Crevoiserat from engaging in certain activities during her employment with the Company and for a period of 12 months after such employment is terminated. The non-solicitation covenant prohibits Ms. Crevoiserat from engaging in certain solicitation activities during her employment with the Company and for a period of 24 months after such employment is terminated.
The foregoing summary of the provisions of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference. The foregoing summary of the applicable provisions of the Severance Agreement is qualified in its entirety by reference to the complete text of the Severance Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8‑K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.
(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement entered into by and between Abercrombie & Fitch Management Co. and Joanne Crevoiserat, effective June 12, 2019 (filed herewith)

10.2	Agreement entered into between Abercrombie & Fitch Management Co. and Joanne Crevoiserat as of May 10, 2017, the execution date by Abercrombie & Fitch Management Co. (filed herewith)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: June 18, 2019	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Senior Vice President, General Counsel and Corporate Secretary